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                                                                   EXHIBIT 10.23

                               September 10, 1998



General Electric Capital Corporation
260 Long Ridge Road
Stamford, Connecticut 06927
Attention:  Mr. Jeffrey Coats
Managing Director
Equity Capital Group

Ladies and Gentlemen:

        This letter sets forth the agreement (the "Agreement") between Wink Communications, Inc. ("Wink") and General Electric Capital Corporation ("GE Capital") with respect to certain arrangements contemplated in connection with GE Capital's purchase of additional shares of Series C Preferred Stock in the sixth closing (the "Sixth Closing") pursuant to that certain Series C Preferred Stock Purchase Agreement dated as of April 17, 1997, as most recently amended by that certain Consent to Amend and Amendment of Series C Preferred Stock Purchase Agreement dated as the date hereof (the "Preferred Stock Purchase Agreement"). For good and valuable consideration, the receipt of which is hereby acknowledged, and the parties hereto hereby agree as follows:

               1. Press Releases. Any press release relating to this Agreement or any of the transactions contemplated herein or therein using GE Capital's name or any of its trademarks, logos, trade names of other intellectual property or otherwise referring to GE Capital shall be subject to the prior written approval of GE Capital. Wink understands and agrees that it may not use or deploy in any manner or for any purpose any logo, trade name, trademark or other intellectual property of GE Capital or any of its wholly-owned subsidiaries, without GE Capital's express prior written consent.

               2. Wink Representations, Warranties and Covenants. As an inducement to GE Capital to purchase additional shares of Series C Preferred Stock pursuant to the Preferred Stock Purchase Agreement and to consummate the transactions contemplated thereby, Wink hereby represents, warrants and covenants to GE Capital as follows:
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General Electric Capital Corporation
September __, 1998
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        (a) Except as set forth in Section 3.4 of the Preferred Stock Purchase
Agreement as updated by that certain Compliance Certificate of Wink, dated as of the date hereof, there are no securities, capital stock, options, warrants or any other security convertible into or exchangeable for capital stock or other rights to purchase or subscribe for any of Wink's authorized and issued capital stock, options, warrants, securities convertible into or exchangeable for capital stock or other rights.

        (b) Subject to the accuracy of GE Capital's representations in Section
4.2 of the Preferred Stock Purchase Agreement and in the Certificate of GE Capital dated as of the date hereof relating to GE Capital's status as a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933, as amended, the offer and issuance of the additional shares of Series C Preferred Stock to GE Capital as contemplated thereby constitute transactions exempt from the qualification requirements of the California Corporations Code.

        (c) Wink is not subject to any restriction of any kind or character which prohibits its performance of or compliance with all or any part of this letter agreement. Wink is not subject to or aware of any voting trust agreement, shareholders agreement or other agreement, understanding or representation, written or oral, pursuant to which any shareholder or any other person or entity has any rights with respect to the appointment or election of any director to the Board, which is more favorable in any respect to such stockholder, person or entity, than the terms of Section 3 of that certain Letter Agreement dated June 18, 1997 between the Wink and GE Capital (the "1997 Letter Agreement").

        (d) Within thirty (30) days after the date hereof, Wink shall take all action necessary to obtain the consent of the parties to (i) that certain Third Amended and Restated Investor Rights Agreement dated as of June 18, 1997, as amended from time to time (the "Rights Agreement") and (ii) that certain Third Amended and Restated Co-Sale Agreement dated as of June 18, 1997, as amended from time to time (the "Co-Sale Agreement"), to amend the Rights Agreement and Co-Sale Agreement in the substantially the form attached hereto as Exhibit 1 and to obtain all necessary signatures thereto. Upon receipt of the consent and amendment to the Rights Agreement and Co-Sale Agreement, Wink shall issue to GE Capital the warrant and a side letter related thereto in the forms attached hereto as Exhibit 2 and Exhibit 3, respectively. In connection therewith, Wink shall cause its legal counsel to deliver a legal opinion with respect to the issuance of the warrant delivered to GE Capital for 25,000 shares of Common Stock with an exercise price of $8.00 per share substantially in the form of the legal opinion delivered by its counsel on the date hereof, except where the securities to which the opinion relates shall be the warrant and the shares of Common Stock issuable upon the exercise of the warrant.

        (e) The computer systems and software owned or licensed by Wink are able to accurately process date data, including but not limited to, calculating, comparing and sequencing


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General Electric Capital Corporation
September __, 1998
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from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations. To the knowledge of Wink, any and all computer hardware, software, firmware and other product or service furnished by any vendor to Wink, including any and all enhancements, upgrades, customizations, modifications, maintenance and the like, are able to accurately process, provide and/or receive date data, including but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations.

               (f) Wink has delivered to GE Capital its unaudited Balance Sheet as of June 30, 1998 (collectively, the "Financial Statement"). The Financial Statement is complete and correct in all material respects and has been prepared in accordance with generally accepted accounting principles. The Financial Statement accurately sets out and describes the financial condition and operating results of Wink as of the date, and during the period, indicated therein.

               3. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its conflict of laws provisions). The parties hereby submit to the jurisdiction of the federal and state courts located in the State of New York, and any action or suit under this letter agreement shall only be brought by the parties in any federal or state court with appropriate jurisdiction over the subject matter established or settled in the State of New York. The parties shall not raise in connection therewith, and hereby waive, trial by jury and/or any defenses based upon venue, the inconvenience of the forum, the lack of personal jurisdiction, the sufficiency of service of process or the like in any action or suit brought pursuant to this letter agreement.

               4. Relationship of the Parties. It is understood and agreed that this letter agreement does not create any partnership, agency, joint venture or employment relationship between the parties, that the parties are acting as independent contractors with respect to each other, and that none of the employees of any party shall be deemed to be employees of the other party for any purpose.

               5. Waiver/Modification. No modification or amendment to or waiver of this letter agreement will be binding and valid unless it is in writing and executed by the party against whom enforcement is sought. No waiver of any breach of this letter agreement or of any default hereunder shall be deemed a waiver of any other breach or default of this letter agreement.

               6. Entire Agreement. The provisions of this Agreement set forth the entire Agreement and understanding between the parties as to the subject matter hereof and supersede all prior agreements, oral or written, and all other communications between the parties relating to the

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General Electric Capital Corporation
September __, 1998
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subject matter hereof other than the Preferred Stock Purchase Agreement, the
1997 Letter Agreement and related written agreements executed by the parties in connection therewith.

               7. 1997 Side Letter. Notwithstanding the execution of this Agreement, the 1997 Side Letter shall remain to be in full force and effect, and the terms, conditions, covenants and agreements contained in the 1997 Side Letter shall not be deemed modified, amended or repeated by this Agreement.

        If you are in agreement with the above terms and conditions, please indicate your acceptance by signing in the space provided below.

                                                 Very truly yours,

                                                 WINK COMMUNICATIONS, INC.



                                                 By:
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                                                 Title:
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ACCEPTED AND AGREED TO THIS
 __th DAY OF _________, 1998:

GENERAL ELECTRIC CAPITAL CORPORATION



By:
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